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                                Exhibit 10.11


                                   TERM NOTE


$7,000,000                                                       APRIL 11, 1997
                                                               CHICAGO, ILLINOIS

         FOR VALUE RECEIVED, the undersigned, WESFRAC, INC., a Colorado corporation, WESTEC DENVER, INC., a Colorado corporation, and MOFFITT OIL COMPANY, INC., a Texas corporation (collectively, "Borrowers"), hereby jointly and severally and unconditionally promise to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), at Lender's office at 500 West Monroe Street, Chicago, Illinois 6066l, or at such other place as Lender may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000), or, if less, the aggregate unpaid principal amount of advance made pursuant to Section 2.1 of the "Loan Agreement" (as hereinafter defined), at such times as are specified in, and in accordance with the provisions of, the Loan Agreement. This Term Note is referred to in and was executed and delivered pursuant to that certain Loan and Guaranty Agreement of even date herewith (the "Loan Agreement") between Borrowers, the Lender, and the guarantors who are parties thereto, to which reference is hereby made for a statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Term Note as defined in the Loan Agreement. This Term Note is secured by the Collateral.

         Borrowers further jointly and severally promise to pay interest on the outstanding unpaid principal amount hereof, as provided in the Loan Agreement, from the date hereof until payment in full hereof at the applicable rates specified in Section 2.4 of the Loan Agreement; provided, however, that if Lender, in its sole discretion, so elects, following the occurrence and during the continuance of an Event of Default, Borrowers jointly and severally promise to pay to Lender interest on the unpaid principal amount hereof at the applicable rate specified in Section 2.4 of the Loan Agreement. Interest shall be payable monthly in arrears on the dates specified in Section 2.4 of the Loan Agreement, on the date of any prepayment and at maturity, whether by acceleration or otherwise. Interest shall be computed on the closing daily principal balance in Borrowers' Loan Account with respect to Term Loan on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues.

         If a payment hereunder becomes due and payable on a day that is not a Business Day, the payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest due on such succeeding Business Day. Checks, drafts or similar items of payment received by Lender shall not constitute payment, but credit therefor shall, solely for the purpose of computing interest earned by Lender, be given in accordance with the Loan Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest

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may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction determines is applicable hereto.
In the event of any such determination, the provisions of Section 2.9 of the Loan Agreement shall govern and control.

         After the occurrence and during the continuance of an Event of Default, Lender shall have the exclusive right to apply and to reapply any and all payments hereunder against the Obligations of the Borrowers in such manner as Lender deems advisable notwithstanding any previous entry by Lender upon Borrowers' Loan Account or any other books and records.

         If any suit or action is instituted or attorneys are employed to collect this Term Note or any part thereof, Borrowers hereby jointly and severally promise and agree to pay all costs of collection, including attorneys' fees and court costs.

         Borrowers and each endorser, guarantor and surety of this Term Note hereby waives presentment for payment, protest and demand, and notice of demand, protest, dishonor and nonpayment of this Term Note. Borrowers also waive all rights to notice and hearing of any kind upon the occurrence of an Event of Default and prior to the exercise by Lender of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

         THIS TERM NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS. Whenever possible each provision of this Term Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Term Note. Whenever in this Term Note reference is made to Lender or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Term Note shall be binding upon and shall inure to the benefit of such successors and assigns. Borrowers' successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for any of the Borrowers.





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         IN WITNESS WHEREOF, Borrowers have executed this Term Note as of the day and year first above written.

                                        WESFRAC, INC.,
                                        a Colorado corporation


                                        By:
                                              -----------------------------
                                              Name: Paul J. Rath Title:
                                              Chief Financial Officer and
                                                  Secretary

                                        WESTEC DENVER, INC.,
                                        a Colorado corporation


                                        By:
                                              -----------------------------
                                              Name: Paul J. Rath Title:
                                              Chief Financial Officer and
                                                  Secretary

                                        MOFFITT OIL COMPANY, INC.,
                                        a Texas corporation


                                        By:
                                              -----------------------------
                                              Name: Paul J. Rath Title:
                                              Chief Financial Officer and
                                                  Secretary





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